FOR IMMEDIATE RELEASE -	EXHIBIT 99.1

For More Information Contact:

Hector Alonso, Chief Financial Officer

Facundo Castro, Investor Relations

Impsat Fiber Networks, Inc.

Tel: 54.11.5170.6000

www.impsat.com

or

Kevin Kirkeby

The Global Consulting Group

Tel: 646.284.9400

IMPSAT ANNOUNCES FIRST QUARTER 2006 RESULTS

May 15, 2006 – Buenos Aires, Argentina – IMPSAT Fiber Networks, Inc. (“Impsat” or the “Company”), a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America, announced its results for the first quarter of 2006. All figures are in U.S. dollars.

FIRST QUARTER 2006 HIGHLIGHTS

•	Net Revenues increased for the ninth consecutive quarter. For the first quarter of 2006, net revenues totaled $68.6 million, an increase of $8.7 million or 14.5% compared to the first quarter of 2005.

•	EBITDA totaled $15.5 million, or 22.7% of net revenues, for the first quarter of 2006. EBITDA increased $4.9 million, or 46.2%, as compared to first quarter of 2005.

•	Capital Expenditures for the first quarter of 2006 totaled $7.1 million.

•	Impsat Brazil’s revenues rose by $5.6 million for the first quarter of 2006 as compared to the first quarter of 2005, an increase of 55.7%.

FIRST QUARTER 2006 RESULTS

Commenting on the results of the first quarter of 2006, Impsat CEO Ricardo Verdaguer stated: “During the first quarter of 2006 we reinforced our leadership position in Latin America thanks to sustained growth in revenues. In Brazil, we increased revenues by 55.7% as compared to the first quarter of 2005. Our strategic focus on IP services and world class Data Centers is translating into solid financial performance. Our net revenues have now increased for nine consecutive quarters. In addition, we improved our EBITDA margin from 17.8% in the first quarter of 2005 to 22.7% in the first quarter of 2006.”

Revenues

Net revenues during the first quarter of 2006 totaled $68.6 million, an increase of $8.7 million, or 14.5%, compared to the first quarter of 2005. All product lines increased revenues period-over-period.

•	Broadband and Satellite revenues increased $2.9 million, or 6.9%, period-over-period, driven by growth of IP services in Brazil.

•	Internet revenues increased 24.3% period-over-period due to higher managed security services and the expansion of internet access to corporate customers. Brazil, USA and Argentina were the subsidiaries with the highest growth.

•	Value Added Services revenues increased by 56.2% as compared to the first quarter of 2005. Growth was led by hosting and managed services in our data centers.

•	Telephony revenues grew by 7.4% compared to the first quarter of 2005, led by higher sales to corporate customers.

	Three Months Ended (in thousands)
Line of Service	31-Mar-05	31-Mar-06	Variation
Net revenues:
Net revenues from services:
Broadband and satellite	$41,789	$44,674	$2,885	6.9%
Internet	$6,931	$8,616	$1,685	24.3%
Value added services (1)	$5,140	$8,029	$2,889	56.2%
Telephony	$5,928	$6,367	$439	7.4%

Total net revenues from services	$59,788	$67,686	$7,898	13.2%

Sales of equipment	$84	$872	$788	938.1%

Total net revenues	$59,872	$68,558	$8,686	14.5%

(1)	Includes data center services, systems integration and other information technology solutions services.

The Company’s growth in revenues over the prior quarters is a combination of several factors including: (a) our increased customer base, which expanded from 3,484 customers at March 31, 2005 to 4,353 on March 31, 2006; (b) cross-selling to existing and new customers; (c) bundling of existing and new services; (d) stable or improved macroeconomic conditions throughout the Latin American region; and (e) appreciation of local currencies, mainly in Brazil.

Operating Expenses

Operating Expenses for the three months ended March 31, 2006 totaled $66.9 million, an increase of $5.6 million, or 9.2%, compared to the first quarter of 2005. This increase is principally related to a $2.2 million increase in direct costs, a $1.3 million increase in salaries and wages, a $0.2 million increase in selling, general and administrative expenses, and a $1.8 million increase in depreciation and amortization charges.

Direct Costs for the first quarter of 2006 totaled $33.2 million, an increase of $2.2 million (or 7.1%) compared to the first quarter of 2005. The principal components of direct costs were as follows:

Contracted Services increased $0.4 million compared to the first quarter of 2005. Contracted services include installation and maintenance services. The increase is related to the expansion of Impsat´s customer base and the impact of currency revaluation in Brazil and Colombia.

Other Direct Costs principally include provisions for doubtful accounts, licenses and other fees, sales commissions paid to our salaried work force and to third-party sales representatives, and node expenses. Other Direct Costs for the first quarter of 2006 increased by $1.2 million compared to the first quarter of 2005. The increase is related primarily to higher services delivered, an increase in energy costs, and the appreciation of the local currency in Brazil and Colombia, partially offset by lower provisions for doubtful accounts.

Leased Capacity Costs increased by $0.4 million during the first quarter of 2006 as compared to the first quarter of 2005. The increase is a consequence of higher terrestrial and international capacity costs related to greater broadband and Internet services.

Salaries and Wages for the first quarter of 2006 totaled $14.3 million, a $1.3 million increase as compared to the first quarter of 2005. The effect of currency revaluation in Brazil and Colombia, and salary adjustments related to higher cost of living were partially offset by savings due to lower headcount. The aggregate number of employees decreased from 1,229 at March 31, 2005 to 1,210 at March 31, 2006.

Selling, General and Administrative expenses totaled $5.5 million for the first quarter of 2006, an increase of 4.3% compared to the first quarter of 2005 ($5.3 million). This increase is primarily related to higher legal advisory fees.

EBITDA

EBITDA for the three months ended March 31, 2006 totaled $15.5 million, compared to $10.6 million in the first quarter of 2005. The $4.9 million, or 46.2%, increase in EBITDA is directly related to higher revenues and a stable cost structure. EBITDA represented 22.7% of Net Revenues during the first quarter of 2006 compared to 17.8% during the first quarter of 2005.

	Three Months Ended (in thousands)
Item	31-Mar-2005	31-Mar-2006	Variation
Net Revenues	$59,872	$68,558	$8,686	14.5%
Direct Costs	$(31,006)	$(33,214)	$(2,208)	7.1%
Salaries & Wages	$(12,970)	$(14,306)	$(1,336)	10.3%
S,G&A	$(5,262)	$(5,489)	$(227)	4.3%

EBITDA	$10,634	$15,549	$4,915	46.2%
As % of Net Revenues	17.8%	22.7%

Interest Expense

Net interest expense for the three months ended March 31, 2006 totaled $8.6 million, compared to net interest expense of $5.2 million for the first quarter of 2005. The increase in our net interest expense is due in part to the increase in the rate of interest on certain of our subsidiary indebtedness and to increased withholding taxes on subsidiary indebtedness repayments.

Effect of Foreign Exchange Losses and Gains

Impsat recorded a net gain on foreign exchange for the first quarter of 2006 of $6.5 million, principally due to the impact of the appreciation of the Brazilian Real on the book value of monetary assets and liabilities in Brazil. This compares to a net loss on foreign exchange of $0.6 million for the same period of 2005.

Net Loss

For the three months ended March 31, 2006, the Company recorded a net loss of $2.3 million, compared to a net loss of $8.2 million during the first quarter of 2005.

Liquidity and Capital Resources

Cash and cash equivalents at March 31, 2006 were $21.5 million. This compares to cash and cash equivalents of $24.1 million at December 31, 2005. Total indebtedness as of March 31, 2006 was $245.0 million as compared to $248.1 million on December 31, 2005.

Of the total indebtedness at March 31, 2006, $28.2 million represented short-term debt and the current portion of long-term debt, with the balance of $216.8 million representing long-term debt.

Non-GAAP Financial Measures

The Company presents EBITDA as a supplemental measure of performance because it believes that EBITDA provides a more complete understanding of our operating performance before the impact of investing and financing transactions. EBITDA and EBITDA margins are among the more significant factors in management’s evaluation of Company-wide performance. EBITDA can be computed by adding depreciation and amortization to operating income (loss), excluding gains on extinguishment of debt. The reconciliation of EBITDA to Operating Income (Loss) is presented in Appendix I Supplemental Financial Information in this Press Release. EBITDA (earnings before interest, taxes, depreciation, amortization, and non-recurring items) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States such as operating income or net income, nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Moreover, our method for calculating EBITDA may differ from the method utilized by other companies and therefore comparability may be limited.

*            *            *

IMPSAT Fiber Networks, Inc. is a leading provider of private telecommunications network and Internet services in Latin America. We offer integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. We provide telecommunications, data center and Internet services through our networks, which consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. We own and operate 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogotá, Caracas, Quito, Guayaquil, Rio de Janeiro and São Paulo. The Company has also deployed fourteen facilities to provide hosting services. Impsat currently provides services to more than 4,300 national and multinational companies, financial institutions, governmental agencies, carriers, ISPs and other service providers throughout the region. We have operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provide our services in other countries in Latin America. Visit us at www.impsat.com

Some of the statements in this report constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “in our view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include but are not limited to:

•	our expectations and estimates as to maintenance and growth of our Broadband Network, and

•	future financial performance, including growth in sales and income.

Factors that could cause our actual results to differ materially from those expressed in any forward-looking statements we make include, among others:

•	factors affecting our performance and financial conditions

•	the availability and terms of additional capital to fund our continuing efforts

•	adequacy of cash from operations for our future liquidity and working capital needs

•	inaccuracies in our forecasts of customer or market demand

•	loss of a customer that provides us with significant revenues

•	highly competitive market conditions

•	changes in or developments under laws, regulations and licensing requirements

•	changes in telecommunications technology

•	currency fluctuations, and

•	changes in economic conditions in the Latin American countries where we operate.

These factors should not be construed as exhaustive. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. The company does not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements herein is contained in the company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Impsat or the SEC.

(Tables to Follow)

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND MARCH 31, 2006

(In thousands of U.S. Dollars, except share amounts)

(Unaudited)

	December 31, 2005	March 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,070	$21,482
Trade accounts receivable, net	35,812	38,779
Other receivables	10,784	12,004
Prepaid expenses	2,824	2,887

Total current assets	73,490	75,152

PROPERTY, PLANT AND EQUIPMENT, Net	309,892	311,617

OTHER NON-CURRENT ASSETS	16,161	17,055

TOTAL ASSETS	$399,543	$403,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable- trade	$46,080	$47,172
Short- term debt	2,168	3,003
Current portion of long-term debt	17,604	25,222
Current portion of deferred revenue	—	395
Interest payable	10,453	3,301
Accrued and other liabilities	34,867	39,514

Total current liabilities	111,172	118,607
LONG-TERM DEBT, Net	228,331	216,789
DEFERRED REVENUE		7,510
OTHER LONG-TERM LIABILITIES	16,295	17,149

Total liabilities	355,798	360,055

COMMITMENTS AND CONTINGENCIES (NOTE 12)
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares outstanding as of December 31, 2005 and March 31, 2006	—	—

Common stock, $0.01 par value; 50,000,000 shares authorized; 10,116,100 shares issued and outstanding (including 50,000 restricted shares held in the 2003 Stock Incentive Plan as of December 31, 2005)	101	101

Additional paid in capital	90,653	90,819
Accumulated deficit	(40,990)	(43,276)
Deferred stock-based compensation	(440)	—
Accumulated other comprehensive loss	(5,579)	(3,875)

Total stockholders’ equity	43,745	43,769

TOTAL	$399,543	$403,824

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THREE MONTHS ENDED MARCH 31, 2005 AND 2006

(In thousands of U.S. Dollars, except per share amounts)

(Unaudited)

	March, 31
	2005	2006
NET REVENUES:
Broadband and satellite	$41,789	$44,674
Internet	6,931	8,616
Value added services	5,140	8,029
Telephony	5,928	6,367
Sales of equipment	84	872

Total net revenues	59,872	68,558

COSTS AND EXPENSES:
Direct costs:
Contracted services	5,216	5,658
Other direct costs	7,459	8,642
Leased capacity	18,225	18,603
Cost of equipment sold	106	311

Total direct costs	31,006	33,214
Salaries and wages	12,970	14,306
Selling, general and administrative	5,262	5,489
Depreciation and amortization	12,026	13,866

Total costs and expenses	61,264	66,875

Operating (loss) income	(1,392)	1,683

OTHER INCOME (EXPENSE):
Interest income	303	234
Interest expense	(5,484)	(8,815)
Net (loss) gain on foreign exchange	(640)	6,516
Other (loss) income, net	(289)	(866)

Total other (expense) income	(6,110)	(2,931)

(Loss) income before income taxes	(7,502)	(1,248)
Provision for foreign income taxes	(722)	(1,038)

NET LOSS	$(8,224)	$(2,286)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	(0.82)	(0.23)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC AND DILUTED	10,016	10,091

Appendix I

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA to Operating Income (Loss)

	Three months ended
	31-Mar-05	31-Mar-06
EBITDA	$10,634	$15,549

Depreciation and Amortization	$(12,026)	$(13,866)
Gain on early extinguishment of debt
Operating Income (Loss)	$(1,392)	$1,683